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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 23, 2000
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                         Frontier Financial Corporation
                         ------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Washington                  0-15540              91-1223535
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(State or other jurisdiction      (Commission            (IRS Employer
      of incorporation)           File Number)      Identification  Number)

               332 SW Everett Mall Way, Everett, Washington 98204
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                (Address of principal executive offices/Zip Code)

       Registrant's telephone number, including area code: (425) 514-0700
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ITEM 5.  Other Events and Regulation FD Disclosure

       On October 23, 2000, Frontier Financial Corporation ("Frontier") and its wholly-owned subsidiary, Frontier Bank, entered into an Agreement and Plan of Mergers ("Agreement") with Interbancorp, Inc. ("Interbancorp") and its wholly-owned subsidiary, Inter Bank, pursuant to which Frontier will acquire all of the outstanding stock of Interbancorp. The Agreement provides that shareholders of Interbancorp will receive three-quarters (0.75) of a share of Frontier common stock for each share of Interbancorp common stock. Frontier will also assume all outstanding Interbancorp stock options. Frontier anticipates issuing a maximum of 738,661 shares of common stock in the transaction. The transaction will be accounted for using the purchase method of accounting.

       Consummation of the acquisition is subject to several conditions, including receipt of applicable regulatory approval, and approval by Interbancorp's shareholders. For information regarding the proposed transaction, reference is made to the press release dated October 23, 2000, which is attached hereto as Exhibit 99 and incorporated herein by this reference.



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ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (a)   Financial statements - not applicable.

         (b)   Pro forma financial information - not applicable.

         (c)   Exhibits:

               99         Press Release


                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

        Dated: October 23, 2000

                                   FRONTIER FINANCIAL CORPORATION



                                   By:  /s/ ROBERT J. DICKSON
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                                      Robert J. Dickson, Chief Executive Officer



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